 Exhibit 99.1

U.S. Energy Corp. Reports Second Quarter 2025 Results

and Provides Operational Update

HOUSTON, August 12, 2025 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in the development and operation of high-quality producing energy and industrial gas assets, today reported financial and operating results for the three and six months ended June 30, 2025.

MANAGEMENT COMMENTS

“U.S. Energy delivered significant progress in the second quarter of 2025 as we advance our transformation into an integrated industrial gas company,” said Ryan Smith, Chief Executive Officer of U.S. Energy. “Our Montana project continues to move forward with disciplined execution across upstream development, infrastructure design, and carbon management planning. The scale and strategic location of the Kevin Dome position us as a leader in a high-growth segment of the energy sector—one where we can generate strong economic returns while delivering meaningful local and environmental benefits.”

“We have also advanced the design and planning of our initial processing facility, with construction expected to commence in the coming months. This facility is projected to deliver first revenues in the first half of 2026 from both the processing of our upstream production and carbon management initiatives. The captured CO₂ stream will serve dual purposes—supporting carbon management and enabling enhanced oil recovery (EOR) on our legacy oil and gas assets—creating a vertically integrated platform that captures value across multiple segments. Our broader infrastructure is being designed to accommodate third-party volumes, positioning us for potential tolling agreements and regional expansion.”

“In addition, we are pleased to release our initial third-party resource report, which confirms the vast potential of our Kevin Dome asset. Simply put, U.S. Energy controls one of the largest naturally occurring CO₂ and helium deposits in the United States, with a highly strategic location capable of supplying multiple markets. With a clean capital structure and a high-margin, multi-revenue growth platform, we are executing a transformational strategy built for scalability, sustainability, and long-term shareholder value.”

INDUSTRIAL GAS RESOURCE REPORT

The Company recently had an industrial gas resource report prepared by Ryder Scott for the volumes in place on its initial target development area across its Kevin Dome asset. The report concluded 1.28 billion cubic feet ("BCF") of net helium resources and 443.8 BCF of net CO2 resources, contingent upon economics and future development. The gas concentrations used for the report were 0.4% - 0.5% helium and 84% - 85% CO2, reflecting the composition of the Company’s recent development activities.

	Contingent Resource (1C)
	Gross Volumes (BCF)	Net Volumes (BCF)
Helium resource	2.3	1.3
CO2 resource	1,322.6	443.8

ADVANCING FULL-CYCLE INDUSTRIAL GAS DEVELOPMENT

The Company continues to achieve significant milestones while advancing the full-cycle development of its industrial gas assets across the Kevin Dome in Montana.

Upstream Development

●	Successfully drilled two additional industrial gas wells in late July, bringing the total to three high-deliverability wells in the CO₂- and helium-rich Duperow Formation—all expected to deliver strong economic returns.
●	The three wells delivered a combined peak production rate of 12.2 MMcf/d, with premium gas composition of 0.47% helium and 85.2% CO₂—a combination that underscores the exceptional quality, marketability, and revenue potential of the resource. After establishing peak output, the wells were restricted to maintain flows of approximately 8.0 MMcf/d before being strategically shut in to maximize value ahead of gathering system and infrastructure startup, setting the stage for a rapid, high-impact production ramp-up.
●	No additional drilling is planned for the remainder of 2025, allowing focus on monetization opportunities and infrastructure build-out, with the next phase of upstream growth targeted for 2026.
●	Strengthened carbon management platform with the acquisition of a Class II permitted injection well, enabling both CO₂ sequestration and enhanced oil recovery opportunities.

Infrastructure Development

●	Advancing design for the first processing facility, targeting high-margin recovery of CO₂, helium, and natural gas from existing production, with capital deployment expected to begin in Q3 2025.
●	Installation of the initial gathering system is scheduled to begin in Q3 and be completed by year-end, creating a direct path from wellhead to processing.
●	Permitting, land access, and utility interconnections are progressing in parallel to ensure seamless operational startup.
●	Once operational, facilities are expected to immediately generate diversified cash flow from upstream gas sales, helium recovery, and carbon management.

Carbon Management Initiatives

●	Achieved sustained injection of 17.0 MMcf/d across two Company-owned wells, equating to an annual sequestration capacity of ~240,000 metric tons of CO₂.
●	Evaluating near-term EOR opportunities leveraging CO₂ resources and nearby legacy hydrocarbon assets.
●	Submitted an application for a new Class II injection well, with approval anticipated in August 2025.
●	EPA Monitoring, Reporting, and Verification (MRV) plan is underway, with submission targeted for September 2025 and approval expected by Spring 2026, creating the potential to capture federal carbon credits.

BALANCE SHEET AND LIQUIDITY UPDATE

As shown in the table below, U.S. Energy remained entirely debt-free throughout the second quarter, ending the period with approximately $26.7 million in available liquidity. This strong financial position enhances our ability to pursue growth opportunities with agility and underscores our commitment to maintaining a disciplined and flexible balance sheet.

	Balance as of
	June 30, 2025	December 31, 2024
Cash and debt balance:
Total debt outstanding	$-	$-
Less: Cash balance	$6,728	$7,723
Net debt balance	$(6,728)	$(7,723)

Liquidity:
Cash balance	$6,728	$7,723
Plus Credit facility availability	$20,000	$20,000
Total Liquidity	$26,728	$27,723

Second QUARTER 2025 FINANCIAL RESULTS

The Company’s proved developed producing (“PDP”) oil and gas reserve base as of July 1, 2025 consisted of approximately 1.6 million barrels of oil equivalent (“BOE”) comprised of approximately 77% oil.  The present value discounted at 10% (“PV-10”) of the Company’s reserves was approximately $22.3 million at SEC pricing, with assumed pricing of $70.48/bbl, $2.86/mcf, and $33.96/boe for oil, gas, and natural gas liquids, respectively.

Total hydrocarbon production for the second quarter of 2025 was approximately 48,816 BOE consisting of 69% oil production. Total oil and gas sales for the second quarter of 2025 were approximately $2.0 million, compared to $6.1 million in the same quarter of 2024.  This decrease in production and revenue primarily reflects the effects of the Company’s divestiture program throughout 2024 and the decline in oil pricing. Oil sales accounted for 91% of total revenue this quarter, remaining flat when compared to the second quarter of 2024.

Lease operating expenses (LOE) for the second quarter of 2025 were approximately $1.6 million, or $32.14 per Boe, compared to $3.1 million, or $27.69 per Boe, in the prior year. The overall reduction in LOE is primarily attributable to fewer producing assets as a result of our asset divestitures.

Cash general and administrative (G&A) expenses for the second quarter of 2025 were approximately $1.7 million, up slightly when compared to $1.6 million reported in the second quarter of 2024. Compensation and benefits in the second quarter decreased 30% from the same period in 2024, offset by higher consultants and professional services. These reductions to compensation and benefits reflects our streamlined corporate overhead, offset by one-time costs associated with our business development efforts in Montana which we expect to stabilize in the next two quarters.

Adjusted EBITDA was ($1.2) million in the second quarter of 2025, compared to adjusted EBITDA of $1.1 million in the second quarter of 2024. The Company reported a net loss of $6.1 million, or a loss of $0.19 per diluted share, in the second quarter of 2025.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on the development and operation of high-quality energy and industrial gas assets in the United States through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and equivalents	$6,728	$7,723
Oil and natural gas sales receivables	567	1,298
Marketable equity securities	210	131
Other current assets	710	572

Total current assets	8,215	9,724

Oil and natural gas under full cost method and industrial gas properties:
Proved oil and natural gas properties	137,114	142,029
Less accumulated depreciation, depletion and amortization	(114,811)	(112,958)

Oil and natural gas properties, net	22,303	29,071
Unevaluated industrial gas properties, not subject to amortization	19,415	9,384

Oil, natural gas and industrial gas properties, net	41,718	38,455

Other Assets:
Property and equipment, net	411	660
Right-of-use asset	443	528
Other assets	206	300

Total other assets	1,060	1,488

Total assets	$50,993	$49,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,186	$5,466
Accrued compensation and benefits	46	850
Revenue and royalties payable	4,532	4,836
Asset retirement obligations	800	1,000
Current lease obligation	203	196

Total current liabilities	10,767	12,348

Noncurrent liabilities:
Asset retirement obligations	11,954	13,083
Long-term lease obligation, net of current portion	312	415

Total noncurrent liabilities	12,266	13,498

Total liabilities	23,033	25,846

Commitments and contingencies (Note 8)

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 34,021,820 and 27,903,197 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	342	279
Additional paid-in capital	234,705	221,460
Accumulated deficit	(207,087)	(197,918)

Total shareholders’ equity	27,960	23,821

Total liabilities and shareholders’ equity	$50,993	$49,667

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three and Six Months Ended June 30, 2025 AND 2024

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue:
Oil	$1,844	$5,472	$3,615	$10,199
Natural gas and liquids	184	574	607	1,238
Total revenue	2,028	6,046	4,222	11,437

Operating expenses:
Lease operating expenses	1,569	3,076	3,178	6,262
Gathering, transportation and treating	2	63	18	127
Production taxes	148	367	296	710
Depreciation, depletion, accretion and amortization	1,118	2,165	2,237	4,360
Impairment of oil and natural gas properties	2,760	-	2,760	5,419
General and administrative expenses	2,246	2,091	4,635	4,297
Loss on sale of assets	424	-	424	-
Total operating expenses	8,267	7,762	13,548	21,175

Operating loss	(6,239)	(1,716)	(9,326)	(9,738)

Other income (expense):
Commodity derivative loss, net	-	(112)	-	(1,493)
Interest expense, net	(47)	(131)	(95)	(251)
Other income, net	228	(19)	252	(15)
Total other income (expense)	181	(262)	157	(1,759)

Net loss before income taxes	$(6,058)	$(1,978)	$(9,169)	$(11,497)
Income tax expense	-	4	-	(14)
Net loss	$(6,058)	$(1,974)	$(9,169)	$(11,511)

Basic and diluted weighted average shares outstanding	32,672,866	25,452,814	33,370,898	25,420,517
Basic and diluted loss per share	$(0.19)	$(0.08)	$(0.27)	$(0.45)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Six Months Ended June 30, 2025 AND 2024

(in thousands)

	2025	2024

Cash flows from operating activities:
Net loss	$(9,169)	$(11,511)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion, accretion, and amortization	2,237	4,360
Impairment of oil and natural gas properties	2,760	5,419
Loss on sale of assets	424	-
Total commodity derivatives losses, net	-	1,493
Commodity derivative settlements received	-	525
Loss (gain) on marketable equity securities	(79)	5
Impairment and loss on real estate held for sale	-	11
Amortization of debt issuance costs	45	24
Stock-based compensation	1,034	675
Right-of-use asset amortization	85	81
Changes in operating assets and liabilities:
Oil and natural gas sales receivable	731	434
Other assets	31	(372)
Accounts payable and accrued liabilities	(3,022)	(372)
Accrued compensation and benefits	(804)	(265)
Revenue and royalties payable	(304)	(34)
Payments on operating lease liability	(96)	(89)
Payments of asset retirement obligations	-	(58)

Net cash provided by (used in) operating activities	(6,126)	326

Cash flows from investing activities:
Acquisition of industrial gas properties	(2,128)	(2,213)
Industrial gas capital expenditures	(2,504)	-
Oil and natural gas capital expenditures	(18)	(667)
Property and equipment expenditures	(3)	(202)
Net proceeds from sale of oil and natural gas properties	144	247
Proceeds from sale of real estate assets	-	139

Net cash used in investing activities	(4,509)	(2,696)

Cash flows from financing activities:
Borrowings on credit facility	-	2,000
Payments on insurance premium finance note	-	(62)
Shares withheld to settle tax withholding obligations for restricted stock awards	(346)	(132)
Repurchases of common stock	(316)	(564)
Related party share repurchase	(1,574)	-
Proceeds from underwritten offering	11,877	-

Net cash provided by financing activities	9,641	1,242

Net decrease in cash and equivalents	(995)	(1,128)

Cash and equivalents, beginning of period	7,723	3,351

Cash and equivalents, end of period	$6,728	$2,223

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended June 30,
	2025	2024
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(6,058)	$(1,974)

Depreciation, depletion, accretion and amortization	1,118	2,206
Non-cash loss on commodity derivatives	-	233
Interest Expense, net	47	131
Income tax benefit	-	(4)
Non-cash stock based compensation	563	476
Loss on sale of assets	424	-
Loss (gain) on marketable securities	(79)	19
Impairment of oil and natural gas properties	2,760	-
Total Adjustments	4,833	3,061

Total Adjusted EBITDA	$(1,225)	$1,087